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                                                                   Exhibit 4(aa)



                    PREFERRED SECURITIES GUARANTEE AGREEMENT

                             Fleet Capital Trust [ ]

                                 Dated as of [ ]



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                                TABLE OF CONTENTS


                                    ARTICLE I
                         DEFINITIONS AND INTERPRETATIONS

SECTION 1.1           Definitions and Interpretation                           1

                                   ARTICLE II
                               TRUST INDENTURE ACT

SECTION 2.1           Trust Indenture Act; Application                         4
SECTION 2.2           Lists of Holders of Securities                           4
SECTION 2.3           Reports by the Preferred Guarantee Trustee               4
SECTION 2.4           Periodic Reports to Preferred Guarantee Trustee          4
SECTION 2.5           Evidence of Compliance with Conditions Precedent         4
SECTION 2.6           Events of Default; Waiver                                5
SECTION 2.7           Event of Default; Notice                                 5
SECTION 2.8           Conflicting Interests                                    5

                                   ARTICLE III
            POWERS, DUTIES AND RIGHTS OF PREFERRED GUARANTEE TRUSTEE

SECTION 3.1           Powers and Duties of the Preferred Guarantee Trustee     5
SECTION 3.2           Certain Rights of Preferred Guarantee Trustee            7
SECTION 3.3           Not Responsible for Recitals or Issuance of Preferred
                       Securities Guarantee                                    8

                                   ARTICLE IV
                           PREFERRED GUARANTEE TRUSTEE

SECTION 4.1           Preferred Guarantee Trustee; Eligibility                 8
SECTION 4.2           Appointment, Removal and Resignation of Preferred
                       Guarantee Trustee                                       9

                                    ARTICLE V
                                    GUARANTEE

SECTION 5.1           Guarantee                                                9
SECTION 5.2           Waiver of Notice and Demand                             10
SECTION 5.3           Obligations Not Affected                                10
SECTION 5.4           Enforcement of Guarantee; Rights of Holders             10
SECTION 5.5           Guarantee of Payment                                    11
SECTION 5.6           Subrogation                                             11
SECTION 5.7           Independent Obligations                                 11

                                   ARTICLE VI
                    LIMITATION OF TRANSACTIONS; SUBORDINATION

SECTION 6.1           Limitation of Transactions                              11
SECTION 6.2           Ranking                                                 12


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                                   ARTICLE VII
                                   TERMINATION

SECTION 7.1           Termination                                             12

                                  ARTICLE VIII
                                 INDEMNIFICATION

SECTION 8.1           Exculpation                                             12
SECTION 8.2           Indemnification                                         13

                                   ARTICLE IX
                                  MISCELLANEOUS

SECTION 9.1           Successors and Assigns                                  13
SECTION 9.2           Amendments                                              13
SECTION 9.3           Notices                                                 13
SECTION 9.4           Benefit                                                 14
SECTION 9.5           Governing Law                                           14
SECTION 9.6           Genders                                                 14
SECTION 9.7           Counterparts                                            14




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                    PREFERRED SECURITIES GUARANTEE AGREEMENT

     This GUARANTEE AGREEMENT (the "Preferred Securities Guarantee"), dated as of [ ], is executed and delivered by Fleet Financial Group, Inc., a Rhode Island corporation (the "Guarantor"), and The Bank of New York, as trustee (the "Preferred Guarantee Trustee"), for the benefit of the Holders (as defined herein) of Fleet Capital Trust [ ], a Delaware statutory business trust (the "Issuer").

     WHEREAS, pursuant to an Amended and Restated Declaration of Trust (the "Declaration"), dated as of [ ], among the trustees of the Issuer named therein, the Guarantor, as sponsor, and the holders from time to time of undivided beneficial interests in the assets of the Issuer, the Issuer is issuing on the date hereof [ ] preferred securities, having an aggregate liquidation amount of $[ ], designated the [ ]% Trust Originated Preferred Securities(SM) ("TOPrS(SM)") (the "Preferred Securities"); and

     WHEREAS, as incentive for the Holders to purchase the Preferred Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Preferred Securities Guarantee, to pay to the Holders the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein.

     WHEREAS, the Guarantor is also executing and delivering a guarantee agreement (the "Common Securities Guarantee") in substantially identical terms to this Preferred Securities Guarantee for the benefit of the holders of the Common Securities (as defined herein), except that if an Event of Default (as defined in the Indenture), has occurred and is continuing, the rights of holders of the Common Securities to receive Guarantee Payments under the Common Securities Guarantee are subordinated to the rights of Holders to receive Guarantee Payments under this Preferred Securities Guarantee.

     NOW, THEREFORE, in consideration of the purchase by each Holder, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Preferred Securities Guarantee for the benefit of the Holders.


                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

     SECTION 1.1     Definitions and Interpretation

         In this Preferred Securities Guarantee, unless the context otherwise requires:

         (a) capitalized terms used in this Preferred Securities Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

         (b) any capitalized term not defined in either the preamble above or this Section 1.1 shall have the respective meanings assigned to them in the Declaration in effect as of the date hereof;

         (c) a term defined anywhere in this Preferred Securities Guarantee has the same meaning throughout;

         (d) all references to "the Preferred Securities Guarantee" or "this Preferred Securities Guarantee" are to this Preferred Securities Guarantee as modified, supplemented or amended from time to time;



--------------------
SM "Trust Originated Preferred Securities" and "TOPrS" are service marks of Merrill Lynch & Co.



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         (e) all references in this Preferred Securities Guarantee to Articles and Sections are to Articles and Sections of this Preferred Securities Guarantee, unless otherwise specified;

         (f) a term defined in the Trust Indenture Act has the same meaning when used in this Preferred Securities Guarantee, unless otherwise defined in this Preferred Securities Guarantee or unless the context otherwise requires; and

         (g) a reference to the singular includes the plural and vice versa.

     "Affiliate" has the same meaning as given to that term in Rule 405 of the Securities Act of 1933, as amended, or any successor rule thereunder.

     "Authorized Officer" of a Person means any executive officer, president, vice-president, assistant vice-president, treasurer, assistant treasurer, secretary, assistant secretary or other officer of such Person generally authorized to bind such Person.

     "Business Day" means any day other than a day on which federal or state banking institutions in the Borough of Manhattan, The City of New York are authorized or obligated by any law, executive order or regulation to close.

     "Common Securities" means the securities representing common undivided beneficial interests in the assets of the Issuer.

     "Corporate Trust Office" means the office of the Preferred Guarantee Trustee at which the corporate trust business of the Preferred Guarantee Trustee shall, at any particular time, be principally administered, which office at the date of execution of this Preferred Securities Guarantee is located at 101 Barclay Street, Floor 21W, New York, New York 10286.

     "Covered Person" means any Holder or beneficial owner of Preferred Securities.

     "Debentures" means the [ ]% Junior Subordinated Deferrable Interest Debentures due [ ] issued by the Guarantor to the Issuer.

     "Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Preferred Securities Guarantee.

     "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Preferred Securities, to the extent not paid or made by the Issuer: (i) any accrued and unpaid Distributions (as defined in the Declaration) that are required to be paid on such Preferred Securities, to the extent the Issuer shall have funds available therefor, (ii) the redemption price, including all accrued and unpaid Distributions to the date of redemption (the "Redemption Price"), to the extent the Issuer has funds available therefor, with respect to any Preferred Securities called for redemption by the Issuer, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Issuer (other than in connection with the distribution of Debentures to the Holders or the redemption of all of the Preferred Securities as provided in the Declaration), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid Distributions on the Preferred Securities to the date of payment, to the extent the Issuer shall have funds available therefor, and (b) the amount of assets of the Issuer remaining available for distribution to Holders in liquidation of the Issuer (in either case, the "Liquidation Distribution"). If an event of default under the Indenture has occurred and is continuing, the rights of holders of the Common Securities to receive payments under the Common Securities Guarantee Agreement are subordinated to the rights of Holders to receive Guarantee Payments.

     "Holder" means any holder, as registered on the books and records of the Issuer, of any Preferred Securities; provided, however, that, in determining whether the holders of the requisite percentage of Preferred Securities have



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given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or any Affiliate of the Guarantor, but only to the extent that the Issuer has actual knowledge of such ownership.

     "Indemnified Person" means the Preferred Guarantee Trustee, any Affiliate of the Preferred Guarantee Trustee, or any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the Preferred Guarantee Trustee.

     "Indenture" means the Indenture dated as of [ ], between the Guarantor (the "Debenture Issuer") and The Bank of New York, as trustee, and any indenture supplemental thereto pursuant to which certain subordinated debt securities of the Debenture Issuer are to be issued to the Institutional Trustee of the Issuer.

     "Majority in liquidation amount of the Preferred Securities" means, except as provided by the Trust Indenture Act, a vote by Holder(s), voting separately as a class, of more than 50% of the liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all outstanding Preferred Securities.

     "Officers' Certificate" means, with respect to any Person, a certificate signed by two Authorized Officers of such Person. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Preferred Securities Guarantee shall include:

         (a) a statement that each Authorized Officer signing the Officers' Certificate has read the covenant or condition and the definition relating thereto;

         (b) a brief statement of the nature and scope of the examination or investigation undertaken by each Authorized Officer in rendering the Officers' Certificate;

         (c) a statement that each such Authorized Officer has made such examination or investigation as, in such Authorized Officer's opinion, is necessary to enable such Authorized Officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (d) a statement as to whether, in the opinion of each such Authorized Officer, such condition or covenant has been complied with.

     "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

     "Preferred Guarantee Trustee" means The Bank of New York, until a Successor Preferred Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Preferred Securities Guarantee and thereafter means each such Successor Preferred Guarantee Trustee.

     "Resignation Request" has the meaning set forth in Section 4.2(c).

     "Responsible Officer" means, with respect to the Preferred Guarantee Trustee, any officer within the Corporate Trust Office of the Preferred Guarantee Trustee, including any vice president, any assistant vice president, any assistant secretary, any assistant treasurer or other officer of the Corporate Trust Office of the Preferred Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

     "Successor Preferred Guarantee Trustee" means a successor Preferred Guarantee Trustee possessing the qualifications to act as Preferred Guarantee Trustee under Section 4.1.

     "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.



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                                   ARTICLE II

                               TRUST INDENTURE ACT

     SECTION 2.1     Trust Indenture Act; Application

         (a) This Preferred Securities Guarantee is subject to the provisions of the Trust Indenture Act that are required to be part of this Preferred Securities Guarantee and shall, to the extent applicable, be governed by such provisions.

         (b) If and to the extent that any provision of this Preferred Securities Guarantee limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

         (c) The application of the Trust Indenture Act to this Preferred Securities Guarantee shall not affect the nature of the Preferred Securities as equity securities representing undivided beneficial interests in the assets of the Issuer.

     SECTION 2.2     Lists of Holders of Securities

         (a) The Guarantor shall provide the Preferred Guarantee Trustee with a list, in such form as the Preferred Guarantee Trustee may reasonably require, of the names and addresses of the Holders ("List of Holders") as of such date, (i) within one Business Day after January 1 and June 30 of each year, and (ii) at any other time within 30 days of receipt by the Guarantor of a written request for a List of Holders. Such list shall be as of a date no more than 14 days before such List of Holders is given to the Preferred Guarantee Trustee. The Guarantor shall not be obligated to provide such List of Holders if at any time the List of Holders does not differ from the most recent List of Holders given to the Preferred Guarantee Trustee by the Guarantor. The Preferred Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

         (b) The Preferred Guarantee Trustee shall comply with its obligations under Sections 311(a), 311(b) and 312(b) of the Trust Indenture Act.

     SECTION 2.3     Reports by the Preferred Guarantee Trustee

     (a) The Preferred Guarantee Trustee shall transmit to Holders such reports concerning the Preferred Guarantee Trustee and its actions under this Preferred Securities Guarantee as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Preferred Guarantee Trustee shall, within sixty days after each August 15 following the date of this Preferred Securities Guarantee deliver to Holders a brief report, dated as of such August 15, which complies with the provisions of such Section 313(a).

     (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Preferred Guarantee Trustee with each stock exchange, if any, upon which the Securities are listed, with the Commission and with the Company. The Company will promptly notify the Preferred Guarantee Trustee when the Securities are listed on any stock exchange and of any delisting thereof.

     SECTION 2.4     Periodic Reports to Preferred Guarantee Trustee

     (a) The Guarantor shall provide to the Preferred Guarantee Trustee and to the Securities and Exchange Commission such documents, reports and information as required by Section 314 (if any) and the compliance



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certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.

     (b) Delivery of such reports, information and documents to the Preferred Guarantee Trustee is for informational purposes only and the Preferred Guarantee Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Guarantor's compliance with any of its covenants hereunder (as to which the Preferred Guarantee Trustee is entitled to rely exclusively on Officers' Certificates).

     SECTION 2.5     Evidence of Compliance with Conditions Precedent

     The Guarantor shall provide to the Preferred Guarantee Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Preferred Securities Guarantee that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.

     SECTION 2.6     Events of Default; Waiver

         (a) The Holders of a Majority in liquidation amount of Preferred Securities may, by vote, on behalf of all of the Holders waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Preferred Securities Guarantee, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

         (b) Notwithstanding the provisions of subsection (a) of this Section 2.6, the right of any Holder of Preferred Securities to receive payment of the Guarantee Payments in accordance with this Preferred Securities Guarantee, or to institute suit for the enforcement of any such payment, shall not be impaired without the consent of each such Holder.

     SECTION 2.7     Event of Default; Notice

         (a) The Preferred Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders, notices of all Events of Default actually known to a Responsible Officer of the Preferred Guarantee Trustee, unless such defaults have been cured before the giving of such notice, provided, that, the Preferred Guarantee Trustee shall be protected in withholding such notice if and so long as a Responsible Officer in good faith determines that the withholding of such notice is in the interests of the Holders of the Preferred Securities.

         (b) The Preferred Guarantee Trustee shall not be deemed to have actual knowledge of any Event of Default unless the Preferred Guarantee Trustee shall have received written notice, or of which a Responsible Officer charged with the administration of this Preferred Securities Guarantee shall have obtained actual knowledge.

     SECTION 2.8     Conflicting Interests

     The Declaration shall be deemed to be specifically described in this Preferred Securities Guarantee for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.



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                                   ARTICLE III

                     POWERS, DUTIES AND RIGHTS OF PREFERRED
                                GUARANTEE TRUSTEE

     SECTION 3.1     Powers and Duties of the Preferred Guarantee Trustee

         (a) This Preferred Securities Guarantee shall be held by the Preferred Guarantee Trustee in trust for the benefit of the Holders, and the Preferred Guarantee Trustee shall not transfer its right, title and interest in this Preferred Securities Guarantee to any Person except a Holder exercising his or her rights pursuant to Section 5.4(d) or to a Successor Preferred Guarantee Trustee on acceptance by such Successor Preferred Guarantee Trustee of its appointment to act as Successor Preferred Guarantee Trustee. The right, title and interest of the Preferred Guarantee Trustee shall automatically vest in any Successor Preferred Guarantee Trustee, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Preferred Guarantee Trustee.

         (b) If an Event of Default actually known to a Responsible Officer has occurred and is continuing, the Preferred Guarantee Trustee shall enforce this Preferred Securities Guarantee for the benefit of the Holders.

         (c) This Preferred Securities Guarantee and all moneys received by the Preferred Guarantee Trustee hereunder in respect of the Guarantee Payments will not be subject to any right, charge, security interest, lien or claim of any kind in favor of, or for the benefit of, the Preferred Guarantee Trustee or its agents or their creditors.

         (d) The Preferred Guarantee Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Preferred Securities Guarantee, and no implied covenants shall be read into this Preferred Securities Guarantee against the Preferred Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6) and is actually known to a Responsible Officer of the Preferred Guarantee Trustee, the Preferred Guarantee Trustee shall exercise such of the rights and powers vested in it by this Preferred Securities Guarantee, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

         (e) No provision of this Preferred Securities Guarantee shall be construed to relieve the Preferred Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

                           (A) the duties and obligations of the Preferred Guarantee Trustee shall be determined solely by the express provisions of this Preferred Securities Guarantee, and the Preferred Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Preferred Securities Guarantee, and no implied covenants or obligations shall be read into this Preferred Securities Guarantee against the Preferred Guarantee Trustee; and

                           (B) in the absence of bad faith on the part of the Preferred Guarantee Trustee, the Preferred Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Preferred Guarantee Trustee and conforming to the requirements of this Preferred Securities Guarantee; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Preferred Guarantee Trustee, the Preferred Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Preferred Securities Guarantee;



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                  (ii) the Preferred Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Preferred Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

                  (iii) the Preferred Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in liquidation amount of the Preferred Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee, or exercising any trust or power conferred upon the Preferred Guarantee Trustee under this Preferred Securities Guarantee; and

                  (iv) no provision of this Preferred Securities Guarantee shall require the Preferred Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Preferred Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Preferred Securities Guarantee or indemnity, reasonably satisfactory to the Preferred Guarantee Trustee, against such risk or liability is not reasonably assured to it.

     SECTION 3.2     Certain Rights of Preferred Guarantee Trustee

         Subject to the provisions of Section 3.1:

         (a) the Preferred Guarantee Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, note, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b) any request, direction, order or demand of the Guarantor mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed);

         (c) the Preferred Guarantee Trustee may consult with counsel of its selection and any advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion of counsel;

         (d) the Preferred Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Preferred Securities Guarantee at the request, order or direction of any of the Holders, pursuant to the provisions of this Preferred Securities Guarantee, unless such Holders shall have offered to the Preferred Guarantee Trustee security or indemnity satisfactory to the Preferred Guarantee Trustee against the costs, expenses and liabilities which may be incurred therein or thereby;

         (e) the Preferred Guarantee Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Preferred Securities Guarantee; nothing contained herein shall, however, relieve the Preferred Guarantee Trustee of the obligation, upon the occurrence of an Event of Default which has not been cured or waived to exercise such of the rights and powers vested in it by this Preferred Securities Guarantee, and to use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs;

         (f) the Preferred Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys, and the Preferred Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed by it with due care;



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         (g) the Preferred Guarantee Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Preferred Securities Guarantee;

         (h) the Preferred Guarantee Trustee shall not be deemed to have notice of any Event of Default unless a Responsible Officer of the Preferred Guarantee Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Preferred Guarantee Trustee at the principal office of the Preferred Guarantee Trustee, and such notice references this Preferred Securities Guarantee; and

         (i) the rights, privileges, protections, immunities and benefits given to the Preferred Guarantee Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Preferred Guarantee Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

     SECTION 3.3. Not Responsible for Recitals or Issuance of Preferred Securities Guarantee

     The recitals contained in this Preferred Securities Guarantee shall be taken as the statements of the Guarantor, and the Preferred Guarantee Trustee does not assume any responsibility for their correctness. The Preferred Guarantee Trustee makes no representation as to the validity or sufficiency of this Preferred Securities Guarantee.


                                   ARTICLE IV

                           PREFERRED GUARANTEE TRUSTEE

     SECTION 4.1     Preferred Guarantee Trustee; Eligibility

         (a) There shall at all times be a Preferred Guarantee Trustee which shall:

                  (i) not be an Affiliate of the Guarantor; and

                  (ii) be a corporation organized and doing business under the laws of the United States of America or any state or territory thereof or of the District of Columbia, or a corporation or Person permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by federal, state, territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 4.1(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

         (b) If at any time the Preferred Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Preferred Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).

         (c) If the Preferred Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Preferred Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

     SECTION 4.2 Appointment, Removal and Resignation of Preferred Guarantee Trustee

         (a) Subject to Section 4.2(b), the Preferred Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor.



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         (b) The Preferred Guarantee Trustee shall not be removed in accordance with Section 4.2(a) until a Successor Preferred Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Preferred Guarantee Trustee and delivered to the Guarantor and to the Preferred Guarantee Trustee being removed.

         (c) The Preferred Guarantee Trustee appointed to office shall hold office until a Successor Preferred Guarantee Trustee shall have been appointed or until its removal or resignation. The Preferred Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument (a "Resignation Request") in writing executed by the Preferred Guarantee Trustee and delivered to the Guarantor which resignation shall take effect upon such delivery or upon such later date as is specified therein; provided, however, that no such resignation of the Preferred Guarantee Trustee shall be effective until a Successor Preferred Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Preferred Guarantee Trustee and delivered to the Guarantor and the resigning Preferred Guarantee Trustee.

         (d) If no Successor Preferred Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within 60 days after delivery to the Guarantor of a Resignation Request, the resigning Preferred Guarantee Trustee may petition at the expense of the Company any court of competent jurisdiction for appointment of a Successor Preferred Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Preferred Guarantee Trustee.

         (e) No Preferred Guarantee Trustee shall be liable for the acts or omissions to act of any Successor Preferred Guarantee Trustee.

         (f) Upon termination of this Preferred Securities Guarantee or removal or resignation of the Preferred Guarantee Trustee pursuant to this Section 4.2, the Guarantor shall pay to the Preferred Guarantee Trustee all amounts accrued to the date of such termination, removal or resignation.


                                    ARTICLE V

                                    GUARANTEE

     SECTION 5.1     Guarantee

     The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

     SECTION 5.2     Waiver of Notice and Demand

     The Guarantor hereby waives notice of acceptance of this Preferred Securities Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

     SECTION 5.3     Obligations Not Affected

     The obligations, covenants, agreements and duties of the Guarantor under this Preferred Securities Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:



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           (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Preferred Securities to be performed or observed by the Issuer;

           (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Preferred Securities (other than an extension of time for payment of Distributions, Redemption Price, Liquidation Distribution or other sum payable that results from the extension of any interest payment period on the Debentures or any extension of the maturity date of the Debentures permitted by the Indenture);

           (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Preferred Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

           (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

           (e) any invalidity of, or defect or deficiency in, the Preferred Securities;

           (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

           (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

     There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

     SECTION 5.4     Enforcement of Guarantee; Rights of Holders

     The Guarantor and the Preferred Guarantee Trustee expressly acknowledge that:

           (a) this Preferred Securities Guarantee will be deposited with the Preferred Guarantee Trustee to be held for the benefit of the Holders;

           (b) the Preferred Guarantee Trustee has the right to enforce this Preferred Securities Guarantee on behalf of the Holders;

           (c) the Holders of a Majority in liquidation amount of the Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee in respect of this Preferred Securities Guarantee or exercising any trust or power conferred upon the Preferred Guarantee Trustee under this Preferred Securities Guarantee; and

           (d) any Holder may institute a legal proceeding directly against the Guarantor to enforce the Preferred Guarantee Trustee's rights and the obligations of the Guarantor under this Preferred Securities Guarantee, without first instituting a legal proceeding against the Issuer, the Preferred Guarantee Trustee or any other person or entity, and the Guarantor waives any right or remedy to require that any action be brought first against the Issuer or any other person or entity before proceeding directly against the Guarantor.

     SECTION 5.5     Guarantee of Payment

     This Preferred Securities Guarantee creates a guarantee of payment and not of collection. This Preferred Securities Guarantee will not be discharged except by payment of the Guarantee Payments in full (without duplication of amounts therefor paid by the Issuer).

     SECTION 5.6     Subrogation

     The Guarantor shall be subrogated to all (if any) rights of the Holders against the Issuer in respect of any amounts paid to such Holders by the Guarantor under this Preferred Securities Guarantee; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Preferred Securities Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Preferred Securities Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

     SECTION 5.7     Independent Obligations

     The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Preferred Securities, and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Preferred Securities Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.3 hereof.


                                   ARTICLE VI

                    LIMITATION OF TRANSACTIONS; SUBORDINATION

     SECTION 6.1     Limitation of Transactions

     So long as any Preferred Securities remain outstanding, if (a) there shall have occurred an Event of Default, (b) there shall have occurred an Event of Default (as defined by the Indenture) or (c) the Guarantor has exercised its option to defer interest payments on the Debentures by extending the interest payment period, as provided in Article IV of the [ ] Supplemental Indenture to the Indenture, and such period or extension thereof shall be continuing, then
(i) the Guarantor shall not declare or pay any dividend on, make any distribution with respect to, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its capital stock (other than (A) purchases or acquisitions of shares of Guarantor's common stock in connection with the satisfaction by the Guarantor of its obligations under any employee benefit plans or any other contractual obligation of the Guarantor (other than a contractual obligation ranking pari passu with or junior to the Debentures), (B) as a result of a reclassification of the Guarantor's capital stock or the exchange or conversion of one class or series of the Guarantor's capital stock for another class or series of the Guarantor's capital stock or (C) the purchase of fractional interests in shares of the Guarantor's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged), (ii) the Guarantor shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Guarantor that rank pari passu with or junior to the Debentures and (iii) the Guarantor shall not make any guarantee payments with respect to the foregoing (other than pursuant to this Preferred Securities Guarantee).

     In addition, so long as any Preferred Securities remain outstanding, the Guarantor (i) will remain the sole direct or indirect owner of all of the outstanding Common Securities; provided that any permitted successor of the Guarantor under the Indenture may succeed to the Guarantor's ownership of the Common Securities and (ii) will not take any action which would cause the Issuer to cease to be treated as a grantor trust for United States federal income tax purposes except in connection with a distribution of Debentures as provided in the Declaration.

     SECTION 6.2     Ranking

     This Preferred Securities Guarantee will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to all other liabilities of the Guarantor, except those made pari passu or subordinate by their terms, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Guarantor and with any guarantee now or hereafter entered into by the Guarantor in respect of any preferred or preference stock of any Affiliate of the Guarantor, and (iii) senior to the Guarantor's common stock.


                                   ARTICLE VII

                                   TERMINATION

     SECTION 7.1     Termination

     This Preferred Securities Guarantee shall terminate and be of no further force and effect upon (i) full payment of the Redemption Price of all Preferred Securities, (ii) upon the distribution of the Debentures to all of the Holders or (iii) upon full payment of the amounts payable in accordance with the Declaration upon liquidation of the Issuer. Notwithstanding the foregoing, this Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid under the Preferred Securities or under this Preferred Securities Guarantee.


                                  ARTICLE VIII

                                 INDEMNIFICATION

     SECTION 8.1     Exculpation

         (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Preferred Securities Guarantee and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Preferred Securities Guarantee or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

         (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders might properly be paid.

     SECTION 8.2     Indemnification

     To the fullest extent permitted by applicable law, the Guarantor agrees to indemnify each Indemnified Person for, and to hold each Indemnified Person harmless against, any loss, liability or expense incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligation to indemnify as set forth in this Section 8.2 shall survive the resignation or removal of the Preferred Guarantee Trustee and the termination of this Preferred Securities Guarantee.


                                   ARTICLE IX

                                  MISCELLANEOUS

     SECTION 9.1     Successors and Assigns

     All guarantees and agreements contained in this Preferred Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Preferred Securities then outstanding. Except in connection with any merger or consolidation of the Guarantor with or into another entity or any sale, transfer or lease of the Guarantor's assets to another entity, each as permitted by the Indenture, the Guarantor may not assign its rights or delegate its obligations under this Preferred Securities Guarantee without the prior approval of the Holders of at least a Majority in liquidation amount of the Preferred Securities then outstanding.

     SECTION 9.2     Amendments

     Except with respect to any changes that do not adversely affect the rights of Holders (in which case no consent of Holders will be required), this Preferred Securities Guarantee may only be amended with the prior approval of the Holders of at least a Majority in liquidation amount of all the outstanding Preferred Securities. The provisions of Section 12.2 of the Declaration with respect to meetings of Holders apply to the giving of such approval.

     SECTION 9.3     Notices

     All notices provided for in this Preferred Securities Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by first class mail, as follows:

         (a) If given to the Preferred Guarantee Trustee, at the Preferred Guarantee Trustee's mailing address set forth below (or such other address as the Preferred Guarantee Trustee may give notice of to the Holders):

                           The Bank of New York
                           101 Barclay Street
                           Floor 21W
                           New York, New York 10286
                           Attention:  Corporate Trust Trustee Administration

         (b) If given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders):

                           Fleet Financial Group, Inc.
                           One Federal Street
                           Boston, Massachusetts  02110
                           Attention:  General Counsel

         (c) If given to any Holder, at the address set forth on the books and records of the Issuer.

     All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

     SECTION 9.4     Benefit

     This Preferred Securities Guarantee is solely for the benefit of the Holders and, subject to Section 3.1(a), is not separately transferable from the Preferred Securities.

     SECTION 9.5     Governing Law

     THIS PREFERRED SECURITIES GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AND ALL RIGHTS AND REMEDIES SHALL BE GOVERNED BY SUCH LAWS WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

     SECTION 9.6     Genders

     The masculine, feminine and neuter genders used herein shall include the masculine, feminine and neuter genders.

     SECTION 9.7     Counterparts

     This Preferred Securities Guarantee may be executed in counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

     THIS PREFERRED SECURITIES GUARANTEE is executed as of the day and year first above written.

                                       FLEET FINANCIAL GROUP, INC., as Guarantor


                                       By:______________________________________
                                                Douglas L. Jacobs
                                                Treasurer


                                       THE BANK OF NEW YORK,
                                       as Preferred Guarantee Trustee


                                       By:______________________________________
                                                Annette L. Kos
                                                Assistant Vice President



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